Exhibit 1.1

UNDERWRITING AGREEMENT

August [●], 2024

New York, New York

Revere Securities, LLC

560 Lexington Avenue, 16th Floor

New York, NY 10022

Dawson James Securities, Inc.

101 North Federal Highway – 8th Floor

Boca Raton, FL 33432

Ladies and Gentlemen:

Impact BioMedical Inc., a corporation incorporated under the law of the State of Nevada (the “Company”), agrees, subject to the terms and conditions in this agreement (this “Agreement”), to issue and sell to Revere Securities, LLC and Dawson James Securities, Inc. (each an “Underwriter” and together, the “Underwriters”) an aggregate of 1,500,000 shares (the “Closing Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). No Closing Shares will be certificated. At the option of the Underwriters, the Company agrees, subject to the terms and conditions herein, to issue and sell additional Option Shares (as defined in Section 3(b) hereof). The Closing Shares and the Option Shares are herein referred to collectively as the “Securities”. The number of Closing Shares and Option Shares to be purchased by each Underwriter is set forth opposite its name in Schedule I hereto. Each of the Underwriters has agreed to act as underwriters in connection with the offering and sale of the Securities. The offering and sale of the Securities is herein referred to as the “Offering”.

1. Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, the Underwriters as follows:

(a) Registration Statement.

(i) The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act and the Company has not as of the date of this Agreement filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in Section 8(b) hereof (collectively, the “Underwriter Information”).

(iii) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c) Final Prospectus.

(i) Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will comply in all material respects with the Securities Act.

(d) Preliminary Prospectuses.

(i) Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, complied in all material respects with the Securities Act.

(e) Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

2

(iii) The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act.

(iv) Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Underwriters, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

(f) Testing-the-Waters Communications.

The Company has not (x) alone engaged in any Testing-the-Waters Communication and (y) authorized anyone to engage in Testing-the-Waters Communications.

(g) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and the Road Show, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Securities.

(h) Ineligible Issuer. At the time that the Registration Statement was first filed with the Commission, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(i) Emerging Growth Company. From the time that the Registration Statement was first filed with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Underwriters’ Warrants (as defined in Section 3(b)(vi)) and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Underwriting Agreement. Each of this Agreement and the Underwriters’ Warrants has been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(l) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole; (ii) there has been no change in the share capital of the Company (other than (A) the issuance of shares of Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted share units or warrants described as outstanding, (B) the grant of options and awards under existing equity incentive plans, or (C) the repurchase of shares of Common Stock by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as a whole, and (iii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as a whole; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

3

(m) Organization and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized or incorporated and is validly existing and in good standing under the law of their respective jurisdictions of organization or incorporation, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority (corporate and other) necessary to own, lease or hold its properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, considered as a whole, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(n) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization”. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Securities and the Underwriters’ Securities (as defined in Section 3(b)(vi)) have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Underwriters’ Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and the Underwriters’ Securities has been duly and validly taken. When paid for and issued in accordance with the Underwriters’ Warrants, the shares of Common Stock issuable upon exercise of the Underwriters’ Warrants (“Underlying Shares”) will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriters’ Warrants has been duly and validly taken. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer.

4

(o) Stock Plans. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its articles of incorporation, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Securities, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of stockholders or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute or regulation applicable to the Company or any of its subsidiaries or any judgment, order, rule, decree of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which would have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Securities; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA and Nasdaq, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Securities by the Underwriters.

(s) Independent Accountants. Grassi & Co., CPAs, P.C. (the “Auditor”), which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

5

(t) Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(u) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be accurate and reliable in all material respects.

(v) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w) Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(x) Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that would, individually or in the aggregate, have a Material Adverse Effect.

(y) Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses in all material respects; (ii) other than as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as would not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(z) Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) would not, individually or in the aggregate, have a Material Adverse Effect.

6

(aa) Title to Property. Neither the Company nor any of its subsidiaries own any real property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 1(y)) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(bb) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 1(t) are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

(cc) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

(dd) Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable or new coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than premiums) are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause.

(ee) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriters, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the shares of Common Stock on the NYSE American LLC (the “Exchange”) in accordance with Regulation M under the Exchange Act (“Regulation M”).

7

(ff) Compliance with the Sarbanes-Oxley Act. The Company will implement such programs and take reasonable steps to ensure the Company’s compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the applicable provisions of the Sarbanes-Oxley Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(hh) Disclosure Controls and Procedures. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii) Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed; and (y) none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries currently anticipates material capital expenditures relating to Environmental Laws.

As used herein, the term “Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

8

(jj) Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries will institute and maintain and enforce policies and procedures designed to comply with all applicable anti-bribery and anti-corruption laws, not later than the relevant statutory and regulatory deadlines therefor.

(ll) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, including the U.S. Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder, the rules and regulations thereunder, the U.K. Proceeds of Crime Act 2002, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and Sanctions and Anti-Money Laundering Act 2018 and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Compliance with Sanctions Laws. Neither the Company nor, to the knowledge of the Company, any directors, officers or employees of the Company or any agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Asset Control (OFAC) of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the Office of Financial Sanctions Implementation of the United Kingdom of Great Britain and Northern Ireland (OFSI) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Republic of Belarus, Crimea, the Russian Federation, Republic of Cuba, the Islamic Republic of Iran, Democratic People’s Republic of Korea (North Korea), the Syrian Arab Republic, the Bolivarian Republic of Venezuela and the Republic of Yemen (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past three years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

9

(nn) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights (except for any such rights that have been waived) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(oo) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III attached hereto.

(pp) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) Exchange Listing. Subject to notice of issuance, the Closing Shares and the Option Shares have been approved for listing on the Exchange.

(ss) Lock-Up Agreements. Schedule IV hereto contains a complete and accurate list of the Company’s directors, officers, employees and each owner of 5% or more of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into such shares) (collectively, the “Lock-Up Parties”). The Company has requested that each of the Lock-Up Parties deliver to the Underwriters an executed Lock-Up Agreement substantially in the form of Exhibit A hereto (each, a “Lock-Up Agreement”), on or prior to the date of this Agreement. The Underwriters may, in their sole discretion, agree to waive and release any director or officer of the Company from the restrictions of the Lock-Up Agreement to which one or more of them is party. In such case, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

(tt) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with applicable laws, rules, regulations and policies of the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or any committee thereof or of any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; for such studies that have been or are being conducted, the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by foreign government or drug or medical device regulatory agencies, or foreign health care facility Institutional Review Boards; and no investigational new drug application filed by or on behalf of the Company or any of its subsidiaries with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing studies conducted or proposed to be conducted by or on behalf of the Company or any of its subsidiaries.

10

(uu) Regulatory Compliance. Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and except as could not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are, and at all time since inception have been, in compliance with all applicable Health Care Laws, and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority regarding any alleged non-compliance with applicable Health Care Laws. In addition, none of the Company or its subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime or, to the knowledge of the Company or its subsidiaries, engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research, or, to the knowledge of the Company, is subject to any inquiry, investigation, proceeding, or other similar action by a governmental authority that could reasonably be expected to result in any such debarment, suspension, or exclusion.

For purposes of this Agreement, “Health Care Laws” means: the federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), all criminal laws relating to health care fraud and abuse, including, but not limited, to 18 U.S.C. §§ 286 and 287, the exclusions law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §17921 et seq.), the regulations promulgated pursuant to such laws, and all other comparable local, state, federal, national, and foreign laws relating to the regulation of the Company.

(vv) Company Certificates. Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

2. Representations and Warranties of the Underwriters .

The Underwriters represent and warrant to the Company as follows:

(a) No Testing-the-Waters Communications. None of the Underwriters has (i) alone engaged in any Testing-the-Waters Communication and (ii) authorized anyone to engage in Testing-the-Waters Communications. None of the Underwriters has distributed, or authorized anyone else to distribute, any Written Testing-the-Waters Communications.

3. Purchase and Sale .

(a) Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein and any adjustments made in accordance with Section 3(c) hereof,

(i) The Company agrees to issue and sell the Closing Shares to the Underwriters; and

(ii) Each Underwriter agrees to purchase from the Company, severally and not jointly, the number of Closing Shares set forth opposite its name on Schedule I hereto.

11

(iii) The purchase price per Closing Share to be paid by the Underwriters to the Company shall be $[●] (representing 92.0% of the price at which the Closing Shares are initially offered to the public set forth on the cover page of the Final Prospectus). The Closing Shares are to be offered initially to the public at the offering price set forth on the cover page of the Final Prospectus.

(iv) Payment for the Closing Shares (the “Closing Share Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriters at the offices of Lucosky Brookman LLP at 11:00 a.m., New York City time, on August [●], 2024 or at such other place on the same or such other date and time, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing (the “Closing Date”). The Closing Share Payment shall be made against delivery of the Closing Shares to be purchased on the Closing Date to the Underwriters, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Closing Shares duly paid by the Company. Delivery of the Closing Shares shall be made through the facilities of the Depository Trust Company (“DTC”), unless the Underwriters shall otherwise instruct.

(b) Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i) the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 225,000 additional shares of Common Stock, representing 15.0% of the Closing Shares sold in the offering from the Company (the “Option Shares”). The purchase price to be paid per Option Share shall be equal to the price per Closing Share set forth in Section 3(a) hereof. The Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) upon an exercise of the Over-Allotment Option and subject to the terms and conditions herein, the Company agrees to issue and sell the Option Shares to the Underwriters and each Underwriter agrees to purchase from the Company, severally and not jointly, the number of shares specified in the Over-Allotment Exercise Notice (as defined in Section 3(b)(iii));

(iii) The Underwriters may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day following the date of the Final Prospectus, by written notice from the Underwriters to the Company (the “Over-Allotment Exercise Notice”). The Underwriters must give the Over-Allotment Exercise Notice to the Company at least two Business Days prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Underwriters may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(iv) The Over-Allotment Exercise Notice shall set forth:

(A) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised;

(B) the purchase price for the Option Shares;

(C) the names and denominations in which the Option Shares are to be registered; and

(D) the applicable Additional Closing Date, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth (10th) full Business Day after the date of the Over-Allotment Exercise Notice.

12

(v) Payment for the Option Shares (the “Option Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriters at the offices of Lucosky Brookman LLP. at 11:00 a.m. New York City time on the date specified in the corresponding Over-Allotment Exercise Notice, or at such other place on the same or such other date and time, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing (an “Additional Closing Date”). The Option Shares Payment shall be made against delivery to the Underwriters for the respective accounts of the Underwriters of the Option Shares to be purchased on any Additional Closing Date, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Option Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

(vi) As additional compensation for the Underwriters’ services, the Company shall issue to the Underwriters or their respective designees at the closing of the Offering warrants (the  “Underwriters’ Warrants”) to purchase that number of the Company’s shares of Common Stock equal to 5% of the aggregate number of shares of Common Stock sold in the Offering. The Underwriters’ Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing nine months after the commencement of the sale of the Offering and ending on the third anniversary of the commencement of the sale of the Offering, at a price per share equal to 125.0% of the initial public offering price per share of the shares of Common Stock. The Underwriters’ Warrants and the shares issuable upon exercise thereof are hereinafter referred to collectively as the  “Underwriters’ Securities”.  Each of the Underwriters understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrants and the Underlying Shares during the 180-day period after the commencement of sales of the Closing Shares in the Offering and by its acceptance thereof shall agree that it and its respective designees, if any, will not, sell, transfer, assign, pledge or hypothecate their respective Underwriters’ Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days following the commencement of sales of the Closing Shares in the Offering to anyone other than (A) an Underwriter or a selected dealer in connection with the Offering, or (B) a bona fide officer or partner of the Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Underwriters’ Warrants shall be made on the Closing Date and the Underwriters’ Warrants shall be issued in the name or names and in such authorized denominations as the Underwriters may request.

(c) Public Offering. The Company understands that the Underwriters intend to make a public offering of the Closing Shares as soon after the execution and delivery of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Closing Shares on the terms set forth in the Registration Statement and the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Closing Shares to or through any Affiliate of the Underwriters.

4. Covenants of the Company.

The Company hereby covenants and agrees with each Underwriter as follows:

(a) Filings with the Commission. The Company will:

(i) prepare and file the Final Prospectus (in a form approved by the Underwriters and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii) file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii) file with the Commission such reports as may be required by Rule 463 under the Securities Act.

13

(b) Notice to the Underwriters . The Company will advise the Underwriters promptly, and confirm such advice in writing:

(i) when the Registration Statement has been declared effective by the Commission;

(ii) when the Final Prospectus has been filed with the Commission;

(iii) when any amendment to the Registration Statement has been filed or becomes effective;

(iv) when any Rule 462(b) Registration Statement has been filed with the Commission;

(v) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Final Prospectus has been filed or distributed;

(vi) of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication;

(vii) of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act;

(viii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package or, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any such Written Testing-the-Waters Communication is delivered to a purchaser, not misleading;

(ix) of the issuance by any governmental or regulatory authority or any order preventing or suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication or the initiation or threatening for that purpose; and

(x) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Closing Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(c) Ongoing Compliance.

(i) If during the Prospectus Delivery Period:

(A) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

14

(B) it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 4(d) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

(ii) if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(d) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

(d) Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Underwriters reasonably object in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(e) Delivery of Copies. The Company will, upon request of the Underwriters , deliver, without charge, (i) to the Underwriters, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request.

15

(f) Emerging Growth Company Status. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Closing Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(g) Blue Sky Compliance. The Company will use its best commercially reasonable efforts, with the cooperation of the Underwriters, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Securities and the Underwriters’ Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will use its best commercially reasonable efforts, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and the Underwriters’ Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, Rule 158(a) and Section 11(a) of the Securities Act.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Closing Shares and the Option Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(j) Clear Market.

(i) For a period of one hundred and twenty (120) days after the Closing Date (the “Clear Market Period”), the Company will not, without the prior written consent of the Underwriters (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (B) or file or cause to be filed any registration statement under the Securities Act with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (C) enter into any agreement or announce the intention to effect any of the actions described in Sections 4(j)(i)(A) or 4(j)(i)(B) hereof, or (D) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any such other securities, whether any such transaction described in Sections 4(j)(i)(A) or 4(j)(i)(B) hereof is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise.

(ii) The restrictions contained in Section 4(j)(i) hereof shall not apply to: (A) the Securities, (B) the Underwriters’ Warrants; (C) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 or any successor forms thereto relating to a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and (D) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. The recipient of any such shares of Common Stock or other securities issued or granted pursuant to clauses (C) and (D) during the Clear Market Period shall enter into an agreement substantially in the form of Exhibit A hereto. In no event should any equity transaction during Clear Market Period result in the sale of equity at an offering price to the public less than the price at which the Closing Shares are offered to the public pursuant to the Offering.

16

(iii) The Underwriters may, in their sole discretion, agree to release or waive the restrictions set forth in this Section 4(j) with respect to the Company in which case the Underwriters will provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B.

(iv) Notwithstanding the foregoing, this Section 4(j) shall not apply to Exempt Issuance.

(k) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriters, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the shares of Common Stock on the Exchange in accordance with Regulation M.

(l) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(m) Transfer Agent. For the period of two years from the date of this Agreement, the Company shall engage and maintain, at its expense, a registrar and transfer agent for the shares of Common Stock.

(n) Reports. For the period of two years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(o) Right of First Refusal. Subject to the right of the Company to terminate this Agreement for cause pursuant to Rule 5110(g)(5)(B) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company agrees that, if, for the period ending twelve (12) months from the Closing Date, the Company or any of its subsidiaries: (i) decides to finance or refinance any indebtedness, the Underwriters (or any affiliate designated by the Underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (ii) decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the Underwriters (or any affiliate designated by the any of the Underwriters) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the Underwriters or one of their affiliates decide to accept such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined herein, and the provisions of this Agreement, including indemnification, which appropriate to such transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 4(o) shall be made by the Underwriters or one of their affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs. This section shall not apply to transactions between the Company and any of its affiliates. For the avoidance of doubt, following the termination or expiration of this Agreement, the Company shall have the right without breaching this Section 4(o) to raise capital in any offering of its securities so long as it does not utilize a broker-dealer or other intermediary as placement agent, underwriter or financial advisor.

(p) Tail Financing. Subject to the right of the Company to terminate this Agreement for cause pursuant to FINRA Rule 5110(g)(5)(B), the Underwriters shall be entitled to the compensation set forth in this Agreement, calculated as set forth herein, including, without limitation, the underwriting discounts and commissions, underwriters’ warrants and non-accountable expense reimbursement provided for herein, with respect to any public or private offering or other financing or capital raising transaction of any kind (each a “Tail Financing”) to the extent such financial or capital is provided to the Company by investors introduced by the Underwriters to the Company during the period commencing on May 1, 2024 and ending on the earlier of one hundred and twenty (120) days thereafter or the Closing Date; provided, that such Tail Financing is consummated at any time within the twelve (12) month period following the expiration or termination of that certain engagement letter dated May 1, 2024 between the Company and Revere Securities, LLC  relating to the Offering.

17

5. Covenants of the Underwriters . Each Underwriter, severally and not jointly, hereby covenants and agrees with the Company as follows:

(a) Underwriter Free Writing Prospectus. The Underwriters have not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule II hereto or prepared pursuant to Section 1(e)(iv) or Section 4(d) hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by the Underwriters and approved by the Company in advance in writing.

(b) Section 8A Proceedings. None of the Underwriters is subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period.

6. Payment of Expenses.

(a) Company Expenses. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement including, but not limited to: (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all filing fees and expenses associated with the review of the offering of the Securities by FINRA; (c) all fees and expenses relating to the listing of the Securities on the Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities as the Underwriters may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents, the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication and all amendments, supplements and exhibits thereto as the Underwriters may reasonably deem necessary; (g) fees and expenses of the transfer agent for the shares of Common Stock; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (k) the “road show” expenses; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; (m) the fees and expenses of counsel to the Underwriters. Subject to Section 11 hereof, the total amount payable to the Underwriters pursuant to (c), (k) and (m) shall not to exceed $200,000. The Underwriters may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters. Except as provided for in this Agreement, the Underwriters shall bear the costs and expenses incurred by them in connection with the sale of the Securities and the transactions contemplated thereby.

(b) Non-accountable Expenses. On the Closing Date, the Company shall pay to the Underwriters, by deduction from the net proceeds of the Offering a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Closing Shares.

(c) Underwriter Expenses. Except to the extent otherwise provided in this Section 6 or Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, any stock transfer taxes on resale of any of the Securities held by them, and any advertising expenses connected with any offers they may make.

18

7. Conditions of the Obligations of the Underwriters .

The obligations of the Underwriters to purchase the Closing Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order.

(i) The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii) The Company shall have filed the Final Prospectus and any Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 4(a) hereof.

(iii) The Company shall have (A) disclosed to the Underwriters all requests by the Commission for additional information relating to the offer and sale of the Securities and (B) complied with such requests to the reasonable satisfaction of the Underwriters.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Auditors shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two Business Days prior to the Closing Date or such Additional Closing Date, as the case may be.

(d) No Material Adverse Change. No event or condition of a type described in Section 1(l) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the effect of which in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(e) Opinion and Negative Assurance Letter of Counsel to the Company. Sichenzia Ross Ference Carmel LLP, counsel to the Company, shall have furnished to the Underwriters, its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in a form and substance reasonably satisfactory to the Underwriters.

19

(f) Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters dated the Closing Date and any Additional Closing Date (if such date is other than the Closing Date) substantially in the form attached hereto as “Exhibit D ” .

(g) Secretary’s Certificate. The Underwriters shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and any Additional Closing Date (if such date is other than the Closing Date), certifying on behalf of the Company and not in an individual capacity substantially to the effect that: (i) each of the articles of incorporation and the bylaws of the Company is true and complete, has not been modified and is in full force and effect and (ii) the resolutions of the board of directors of the Company relating to the Offering are in full force and effect and have not been modified; and as to (iii) the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(h) Lock-Up Agreements. The Lock-Up Agreements executed by the officers, directors and certain shareholders of the Company, each substantially in the form of Exhibit A, shall have been delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(i) Underwriters’ Warrants. The Underwriters’ Warrants, substantially in the form of Exhibit E hereto, executed by the officers of the Company, shall have been delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(j) Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Closing Shares and the Option Shares shall have been approved for listing on the Exchange, subject to notice of issuance.

(k)  No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Securities.

(l) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Underwriters and counsel to the Underwriters shall have received such information, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

(m) Chief Financial Officer’s Certificate. At the time this Agreement is executed, on the Closing Date and on each Option Closing Date (should the letter delivered by the Auditor on such Option Closing Date pursuant to Section 7(c) not provide negative assurance comfort to a cut-off date not more than three business days prior to such Option Closing Date), the Representative shall have received a certificate of the chief financial officer of the Company dated such date certifying as to such matters and in form and substance as the Representative may reasonably request.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel to the Underwriters.

20

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 6 and Section 11 hereof and except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive any such termination.

8. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company by the Underwriters . Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 8(a) hereof; provided, however, that each Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to the Underwriters. The indemnity agreement set forth in this Section 8(d) shall be in addition to any liabilities that each Underwriter may otherwise have.

21

(c) Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) the Underwriters, its Affiliates, directors, officers, employees and agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Underwriters; and (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company.

(d) Settlements. The Indemnifying Person under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Section 8, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 45 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

22

9. Contribution.

To the extent the indemnification provided for in Section 8 hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, all reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriters in connection with the Securities distributed by it exceeds the amount of any damages the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each director, officer, employee and agent of the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Section 8 and Section 9 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Termination.

Prior to the delivery of and payment for the Securities on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriters in the absolute discretion of the Underwriters by notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on any of the New York Stock Exchange or Nasdaq shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the reasonable judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.

23

Any termination pursuant to this Section 10 shall be without liability on the part of: (x) the Company to the Underwriters, except that the Company shall continue to be liable for the payment of expenses under Section 6; (y) the Underwriters to the Company; or (z) any party hereto to any other party except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive any such termination.

11. Reimbursement of the Underwriters’ Expenses.

If (a) the Company fails to deliver the Securities to the Underwriters for any reason at the Closing Date or any Additional Closing Date, as the case may be, in accordance with this Agreement or (b) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, then the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with this Agreement and the applicable offering contemplated hereby, as provided by Section 6 of this Agreement.

12. Representations and Indemnities to Survive Delivery.

The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

13. Notices.

All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email of a PDF document (with confirmation of receipt from the intended recipient by return email or other written acknowledgment) , or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to the Underwriters:	Revere Securities, LLC 560 Lexington Avenue, 16th Floor New York, NY 10022 Email Address: bmoreno@reveresecurities.com Attention: Bill Moreno

and to:	Dawson James Securities, Inc. 101 North Federal Highway – 8th Floor Boca Raton, FL 33432 Email Address: cwachowiz@dawsonjames.com Attention: Cory Wachowiz

24

with a copy to (which shall not constitute notice):	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Email: jlucosky@lucbro.com Attention: Joseph M. Lucosky, Esq.

If to the Company:	Impact BioMedical Inc.
1400 Broadfiled Blvd., Suite 130 Houston, TX 77084 Email: frank.heuszel@impactbiomedinc.com Attention: Frank D. Heuszel, Chief Executive Officer

with a copy to (which shall not constitute notice):	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 E-mail: dmocasio@srfc.law Attention: Darrin M. Ocasio, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 13.

14. Successors.

This Agreement shall inure solely to the benefit of and be binding upon the Underwriters, the Company and the other indemnified parties referred to in Section 8 and Section 9 hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Securities from the Underwriters merely by reason of such purchase.

15. Equitable Remedies.

Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 4(j) or Section 4(o) would give rise to irreparable harm to the Underwriters for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, the Underwriters will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Sections 4(j) or 4(o), as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 15.

16. Severability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25

17. Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in such state.

18. Consent to Jurisdiction.

No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

19. Waiver of Jury Trial.

The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

20. No Fiduciary Relationship.

The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, stockholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwrites have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the full extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities or any matters leading up to the offering of the Securities.

21. Compliance with the USA Patriot Act.

In accordance with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Title III of Pub. L. 107-56, the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its respective clients.

22. Entire Agreement.

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus, each Testing-the-Waters Communication, the purchase and sale of the Securities and the conduct of the offering contemplated hereby.

26

23. Amendments or Waivers.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

24. Section Headings.

The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25. Counterparts.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

27

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

27. Definitions.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Additional Closing Date” has the meaning set forth in Section 3(b)(v) of this Agreement.

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means [●] [p.m.], New York City time on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay-at-home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

28

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433(h)(1) under the Securities Act.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

“Pricing Disclosure Package” means, collectively the Pricing Prospectus, any Issuer Free Writing Prospectus and with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement at the time at which the Commission declared the Registration Statement effective.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Closing Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Closing Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Closing Shares by the Underwriters or any dealer.

“Registration Statement” means (a) the registration statement on Form S-1 (File No. 333-275062), including a prospectus, registering the offer and sale of the Closing Shares and any Option Shares under the Securities Act at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Road Show” means a “road show” (as defined in Rule 433(h)(4)) under the Securities Act.

“Rule 430A Information” means the information deemed to be part of the Registration Statement pursuant to Rule 430A under the Securities Act at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means a registration statement to register the offer and sale of additional Closing Shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Testing-the-Waters Communication” means any oral communication or Written Communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and Rule 163B thereunder.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

“Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a Written Communication.

[SIGNATURE PAGE FOLLOWS]

29

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

IMPACT BIOMEDICAL INC.

By:
Name:
Title:

Confirmed and agreed as of the date first above written:

REVERE SECURITIES, LLC

By:
Name:	Bill Moreno
Title:	Chairman & CEO

DAWSON JAMES SECURITIES, INC.

By:
Name:	Robert D. Keyser, Jr.
Title:	CEO

SCHEDULE I

Underwriter	Number of Closing Shares to Be Purchased	Number of Option Shares to Be Purchased if the Over-Allotment Option Is Exercised in Full
Revere Securities, LLC
Dawson James Securities, Inc.

Total:

SCHEDULE II

Pricing Disclosure Package

Number of Closing Shares:		1,500,000
Number of Option Shares:		225,000
Number of Underwriters’ Warrants:
Public Offering Price per Closing Share:	$
Exercise Price of Underwriters’ Warrants:	$
Underwriting Discount per Closing Share:	$
Underwriting Discount per Option Share:	$

SCHEDULE III

Subsidiaries

Subsidiary	Jurisdiction of Organization
Impact Biolife Science, Inc.	Nevada
DSS Biomedical International, Inc.	Nevada
Global Sugar Solutions, Inc.	Nevada
DSS Biolife International, Inc.	Nevada
Sweet Sense, Inc.	Nevada
Global Biomedical, Inc.	Nevada
Global Biolife, Inc.	Nevada
Biolife Sugar, Inc.	Nevada
Happy Sugar, Inc.	Nevada
Impact Oncology, Pte. Ltd.	Singapore

SCHEDULE IV

Lock Up Parties

1.	DSS, Inc. (through its wholly-owned subsidiary DSS BioHealth Security, Inc.)
2.	DSS BioHealth Security, Inc.
3.	Heng Fai Ambrose Chan
4.	Frank D. Heuszel
5.	Mark Suseck
6.	Dr. Elise Brownell
7.	Todd D. Macko
8.	Melissa Sims
9.	Christian Zimmerman
10.	David Keene
11.	Castel Hibbert

EXHIBIT A

Form of Lock-Up Agreement

August [___], 2024

Revere Securities, LLC

560 Lexington Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Revere Securities, LLC and Dawson James Securities, Inc. (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Impact BioMedical Inc., a company incorporated under the law of the State of Nevada (the “Company”), providing for the initial public offering (the “Public Offering”) of 1,500,000 shares of common stock (the “Common Stock”), par value $0.001 per share, of the Company (each, a “Closing Share”).

To induce the Underwriters to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the effective date of the Registration Statement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriters in connection with

(a)	transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions;

(b)	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin);

(c)	transfers of Lock-Up Securities to a charity or educational institution;

(d)	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned;

(e)	if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriters a lock-up agreement substantially in the form of this agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

(f)	the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer or withholding of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this agreement;

(g)	the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction;

(h)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(i)	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver an agreement substantially in the form of this agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and

(j)	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement. “Change of control” means the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” or “group” of persons (as defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” securities that the undersigned may purchase in the Public Offering; (ii) the Underwriters agree that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriters will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business Days before the effective date of the release or waiver. Any release or waiver granted by the Underwriters hereunder to any such officer or director shall only be effective two (2) Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by August [___], 2024 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT B

Form of Clear Market Release and Waiver

[●], 202[●]

Impact BioMedical Inc.

1400 Broadfiled Blvd., Suite 130

Houston, TX 77084

Attention: Chief Executive Officer

Re: Clear Market Release and Waiver

Ladies and Gentlemen:

Pursuant to Section 4(j)(iii) of the underwriting agreement, dated ______ [●], 2024 (the “Underwriting Agreement”), between Impact BioMedical Inc., a company incorporated under the law of the State of Nevada (the “Company”), and Revere Securities, LLC and Dawson James Securities, Inc. (the “Underwriters”), the Underwriters hereby agree to release and waive the restrictions in Section 4(j) of the Underwriting Agreement to allow the Company to sell up to [●] shares of its common stock [solely from and including [●] to and including [●]].

REVERE SECURITIES, LLC

By:
Name:
Title:

DAWSON JAMES SECURITIES, INC.

By:
Name:
Title:

EXHIBIT C

Form of Lock-Up Waiver Press Release

IMPACT BIOMEDICAL, INC.

[●], 202[●]

Impact BioMedical Inc. (the “Company”) announced today that Revere Securities, LLC and Dawson James Securities, Inc., acting as the Underwriters in the Company’s recent public offering of the Company’s shares of Common Stock, is [waiving] [releasing] a lock-up restriction with respect to the Company’s shares of Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

Form of Officer’s Certificate

[●], 2024

Pursuant to Section 7(f) of the Underwriting Agreement dated [●], 2024 (the “Underwriting Agreement”), by and between Impact BioMedical Inc., a company incorporated under the law of the State of Nevada (the “Company”), and Revere Securities, LLC and Dawson James Securities, Inc. as the underwriters, the undersigned, Frank D. Heuszel, Chief Executive Officer of the Company, hereby certifies in such capacity the following on behalf of the Company as of the date of this certificate as follows:

1. I have examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, and the Final Prospectus;

2. In my opinion, the Registration Statement, as amended, as of the date it was declared effective by the Commission and as of date hereof did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

3. In my opinion, the Pricing Disclosure Package as of the Applicable Time and as of the date hereof, any Issuer Free Writing Prospectus as of its date and as of the date hereof, and the Final Prospectus as of the date thereof and as of date hereof did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

4. To my knowledge after reasonable investigation as of the date hereof, the representations and warranties of the Company in the Underwriting Agreement are true and correct, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof; and

5. There has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

By:
Name:	Frank D. Heuszel
Title:	Chief Executive Officer

EXHIBIT E

Form of Underwriters’ Warrant